EXHIBIT 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated June 2, 2005, included in this Annual Report of the Lodgian, Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2004, into the Plan’s previously filed Registration Statement No. 333-68464.

/s/ GIFFORD, HILLEGASS & INGWERSEN, LLP

Atlanta, Georgia
June 24, 2005